EXHIBIT 99.1
NOVEMBER 7, 2022
NEWS FOR IMMEDIATE RELEASE
CONTACT: ALTON B. LEWIS, CEO AND ERIC J. DOSCH, CFO
985.375.0350/985.375.0308
FIRST GUARANTY BANK RECEIVES REGULATORY APPROVAL FOR NEW BRANCHES IN MIDEAST MARKET

FGB solidifies move into Mideast Market with official regulatory approval

HAMMOND, LA, November 7, 2022 – First Guaranty has received approval from its primary regulators to open full-service branches in Kentucky and West Virginia. First Guaranty currently operates a loan and deposit production office in Vanceburg, KY and Bridgeport, WV. With plans to convert both locations to full-service branches, First Guaranty anticipates opening the Vanceburg location in December of this year and the Bridgeport location in mid-2023.

First Guaranty Bank is poised for growth in the Mideast Region. As of the third quarter end, total loans exceeded $216 million and deposits totaled $6 million. “FGB’s small town focus will be a great resource for those of us living and working in the northeastern Kentucky region. The new Vanceburg location will be staffed with a team of experienced Lewis County bankers who are ready to bring community banking back to the area.,” says VP and Financial Relationship Manager, Ammon Cooper.

Mike Mineer, Kentucky and West Virginia Area President said, “the opportunity to bring experienced banking teams together in both states and to continue to serve the customers those teams have built relationships with over many years of banking, serves as a catapult for growth in these states. Both our staff and our communities in Kentucky and West Virginia are excited about this opportunity.”

About First Guaranty Bancshares, Inc.
First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty-six locations throughout Louisiana, Texas, Kentucky and West Virginia. The Company’s common stock trades on the NASDAQ under the symbol FGBI and preferred stock under the symbol FGBIP. For more information, visit www.fgb.net.
Forward-Looking Statements
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.